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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Newbridge Networks Corporation (the "Company") on Form S-8 (File Nos. 33-51538, 33-55964, 33-68710, 33-78276, 33-89624, 33-97472, 333-2446, 333-30777, 333-
86669, 333-86671, and 333-86683) of our report dated June 1, 1999, except Note 23 which is as of June 22, 1999, included herein, on our audit of the consolidated financial statements of the Company, which are included in this Amendment dated October 1, 1999 to its Annual Report on Form 10-K, as included in Item 8 herein.


/s/ Deloitte and Touche LLP
Deloitte & Touche
Chartered Accountants

October 1, 1999

Ottawa, Canada